SCHEDULE 14A

                             (Rule 14a-101)

                INFORMATION REQUIRED IN PROXY STATEMENT

                        SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the Securities
                          Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                TOUCHSTONE APPLIED SCIENCE ASSOCIATES,  INC.
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              (Name of Registrant as Specified In Its Charter)

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   (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.   Title of each class of securities to which transaction applies:

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2.   Aggregate number of securities to which transaction applies:

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3.   Per unit price or other underlying value of transaction
     computed pursuant to Exchange Act Rule 0-11:

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4.   Proposed maximum aggregate value of transaction:

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5.   Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.   Amount previously paid:

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2.   Form, Schedule or Registration Statement No.:

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3.   Filing Party:

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4.   Date Filed:

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


                TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.
                    4 Hardscrabble Heights, P.O. Box 382
                        Brewster, New York  10509

                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       To be held on April 29, 2005

To the Stockholders of Touchstone Applied Science Associates, Inc.:

           NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC., a Delaware corporation (the "Company"), will be held at the Company's headquarters at 4 Hardscrabble Heights, Brewster, New York 10509 on Friday, April 29, 2005 at the hour of 10:00 a.m. local time for the following purposes:

           (1)     To elect Directors of the Company;

           (2) To consider and vote upon a proposal to amend the Company's 2000 Stock Incentive Plan to increase the number of authorized shares eligible for awards thereunder;

           (3) To consider and vote upon a proposal to amend the Company's Amended and Restated Directors Stock Option Plan to increase the number of authorized shares eligible for awards thereunder, and to extend the expiration date of the Directors Plan;

           (4) To transact such other business as may properly come before the Meeting.

           Only stockholders of record at the close of business on March 24, 2005 are entitled to notice of and to vote at the Meeting or any adjournment thereof.

                                  By Order of the Board of Directors,


                                  LINDA G. STRALEY
                                  Vice President and Secretary

Brewster, New York
March 31, 2005

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. YOU ARE INVITED TO ATTEND THE MEETING IN PERSON, BUT WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                   [THIS PAGE INTENTIONALLY LEFT BLANK]

                TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.

                   4 Hardscrabble Heights, P.O. Box 382
                        Brewster, New York  10509

                     ANNUAL MEETING OF STOCKHOLDERS
                       To be Held April 29, 2005


                             PROXY STATEMENT

           This Proxy Statement and the accompanying proxy are furnished by the Board of Directors of Touchstone Applied Science Associates, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders (the "Meeting") to be held on April 29, 2005. The Meeting will be held at the Company's headquarters at 4 Hardscrabble Heights, Brewster, New York 10509 on Friday, April 29, 2005 at the hour of 10:00 a.m. local time for the purposes set forth in the foregoing Notice of Annual Meeting. It is contemplated that this Proxy Statement, together with the accompanying form of proxy and the Company's Annual Report for the fiscal year ended October 31, 2004 ("Fiscal 2004"), will be mailed together to stockholders on or about March 31, 2005.

           Stockholders of record at the close of business on March 24, 2005 are entitled to notice of, and to vote at, the Meeting. On that date, there were issued and outstanding 2,779,750 shares of Common Stock, par value $0.0001 per share (the "Common Stock"). Each share of Common Stock is entitled to one vote.

           The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Meeting is necessary to constitute a quorum. In deciding all questions, a holder of Common Stock shall be entitled to one vote in person or by proxy, for each share held in his, her or its name on the record date.
Directors will be elected by a plurality of the votes cast at the Meeting. The ratification or approval of all other proposals will be decided by a majority of the votes cast at the Meeting. Shares represented by proxies marked to withhold authority to vote, and shares represented by proxies that indicate that the broker or nominee stockholder thereof does not have discretionary authority to vote them will be counted to determine the existence of a quorum at the Meeting but will not affect the plurality or majority vote required. However, because abstentions with respect to any matter are treated as shares present in person or represented by proxy and entitled to vote for the purposes of determining whether that matter has been approved by the stockholders, abstentions have the same effect as a negative vote on matters other than the election of directors.

           All proxies received pursuant to this solicitation will be voted (unless revoked) at the Meeting or any adjournment thereof in the manner directed by a stockholder and, if no direction is made, will be voted FOR the election of each of the management nominees for directors in Proposal No. 1, FOR the approval of the adoption of the amendment to the Company's 2000 Stock Incentive Plan in Proposal No. 2, and FOR the approval of the adoption of the amendment to the Company's Amended and Restated Directors Stock Option Plan in Proposal No.
3. If any other matters are properly presented at the Meeting for action, which are not presently anticipated, the proxy holders will vote the proxies (which confer authority to such holders to vote on such matters) in accordance with their best judgment. A proxy given by a stockholder may nevertheless be revoked at any time before it is voted by communicating such revocation in writing to the transfer agent, American Stock Transfer & Trust Company, at 40 Wall Street, New York, New York 10005 or by executing and delivering a later-dated proxy. Furthermore, any person who has executed a proxy but is present at the Meeting may vote in person instead of by proxy, thereby canceling any proxy previously given, whether or not written revocation of such proxy has been given.

           As of the date of this Proxy Statement, the Board of Directors knows of no matters other than the foregoing which will be presented at the Meeting. If any other business should properly come before the Meeting, the accompanying form of proxy will be voted in accordance with the judgment of the persons named therein, and discretionary authority to do so is included in the proxy. All expenses in connection with the solicitation of proxies will be paid by the Company. In addition to solicitation by mail, officers, directors and regular employees of the Company who will receive no extra compensation for their services may solicit proxies by telephone, telecopier, telegraph or personal calls. Management does not intend to use specially engaged employees or paid solicitors for such solicitation. Management intends to solicit proxies which are held of record by brokers, dealers, banks, or voting trustees, or their nominees, and may pay the reasonable expenses of such record holders for completing the mailing of solicitation materials to persons for whom they hold the shares.

            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                    MANAGEMENT AND DIRECTOR NOMINEES

           The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock, as of March 24, 2005, by (i) each person who is known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock; (ii) each of the Company's officers and directors and director nominees; and (iii) all officers and directors as a group. As of March 24, 2005, there were 2,779,750 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote per share.



                                                   Shares of        Percent of
Name and Address of                              Common Stock      Common Stock
Beneficial Owners and                            Beneficially      Beneficially
Directors and Officers                               Owned             Owned
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5% Beneficial Owners:
--------------------

Cahill, Warnock Strategic                         592,849(1,2)          21.3%
Partners Fund, L.P.
c/o Cahill, Warnock & Co., LLC
1 South Street, Suite 2150
Baltimore, MD 21202
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Officers and Directors
----------------------

Michael D. Beck                                   186,875(3)             6.5%
4 Hardscrabble Heights
Brewster, NY 10509
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Steven R. Berger                                   10,625(4)               *
805 Third Avenue
New York, NY 10022
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Anne H. Cheevers                                       --(5)               *
4 Hardscrabble Heights
Brewster, NY 10509
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Peter A. Duhamel                                   79,000(6)             2.8%
4 Hardscrabble Heights
Brewster, NY 10509
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Donald W. Hughes                                  638,199(7)            22.9%
1 South Street, Suite 2150
Baltimore, Maryland 21202
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Chris L. Nguyen                                     5,000(8)               *
4204 St. Paul Street
Baltimore, Maryland  21218
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Andrew L. Simon                                   285,088(9)             9.6%
4 Hardscrabble Heights
Brewster, NY 10509
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Linda G. Straley                                  130,494(10)            4.6%
4 Hardscrabble Heights
Brewster, NY 10509
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Thomas G. Struzzieri                               15,000(11)              *
319 Main Street
Saugerties, NY  12477
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David L. Warnock                                  640,074(12)           22.9%
1 South Street, Suite 2150
Baltimore, Maryland 21202
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Officers and Directors as a                     1,364,656(13)           41.7%
Group (9 persons)
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________________
     * Less than 1%


           1  Excludes 32,850 shares owned by Strategic
Associates, L.P., an affiliate of Cahill, Warnock Strategic Partners Fund, L.P. (the "Fund"), but as to which the Fund disclaims beneficial ownership. ("Strategic Associates"; together, with the Fund, the "Cahill, Warnock Entities"). Pursuant to the Investor Rights Agreement (the "Investor Rights Agreement") between the Company and the Cahill, Warnock Entities, the Company has agreed that so long as the Cahill, Warnock Entities own at least 50% of the shares issuable or issued pursuant to warrants held by the Cahill, Warnock Entities), the Cahill, Warnock Entities have the right to nominate two directors to the Board of Directors of the Company. David L. Warnock and Donald W. Hughes are the two current directors who were nominated by the Cahill, Warnock Entities. Pursuant to the Investor Rights Agreement, the directors and executive officers of the Company have agreed, at each meeting of stockholders for the purpose of electing directors, to cast their eligible votes in favor of the nominees of the Cahill, Warnock Entities.

           2 Edward L. Cahill, David L. Warnock and Donald W. Hughes are general partners of Cahill, Warnock Strategic Partners, L.P. ("Cahill, Warnock Partners"), the Fund's sole general partner, and the sole general partner of Strategic Associates. Each of David L. Warnock and Donald W. Hughes is also a director of the Company (see footnotes 7 and 12 to this table).

           3 Includes (i) 42,000 shares which are owned jointly with Mr. Beck's wife, (ii) 9,375 shares owned by Mr. Beck's daughter, and (iii) 100,750 shares which Mr. Beck has the right to acquire upon the exercise of currently exercisable stock options or options that will become exercisable within 60 days.
Excludes: 9,375 shares owned by Mr. Beck's wife, as to which Mr. Beck disclaims beneficial ownership, and 12,000 shares which are the subject of options that are not currently exercisable.

           4 Includes 10,625 shares which Mr. Berger has the right to acquire upon the exercise of currently exercisable stock options or stock options which become exercisable within 60 days.

           5 Excludes 40,000 shares which are the subject of options that are not currently exercisable.

           6 Includes 63,000 shares which are the subject of options granted to Mr. Duhamel which are currently exercisable or stock options which become exercisable within 60 days.

           7 Includes (i) 625,699 shares owned by the Cahill Warnock Entities, and (ii) 12,500 shares which Mr. Hughes has the right to acquire upon the exercise of currently exercisable stock options or stock options which become exercisable within the next 60 days.

           8 Includes 5,000 shares which Mr. Nguyen has the right to acquire upon the exercise of stock options that are become exercisable within 60 days.

           9 Includes 191,875 shares which Mr. Simon has the right to acquire upon the exercise of currently exercisable stock options or stock options that will become exercisable within 60 days. Excludes: 375 shares of Common Stock owned by the retirement account of Mr. Simon's wife, as to which Mr. Simon disclaims beneficial ownership, and 20,000 shares which are the subject of options that are not currently exercisable.

           10 Includes 79,800 shares which Ms. Straley has the right to acquire upon the exercise of currently exercisable stock options or options that will become exercisable within 60 days. Excludes 6,000 shares which are the subject of options that are not currently exercisable.
           11 Includes 15,000 shares which Mr. Struzzieri has the right to acquire upon the exercise of currently exercisable stock options or options which become exercisable within the next 60 days.

           12 Includes (i) 625,699 shares owned by the Cahill Warnock Entities, and (ii) 14,375 shares which Mr. Warnock has the right to acquire upon the exercise of currently exercisable stock options or stock options which become exercisable within 60 days.

           13 Includes 492,925 shares which officers and directors have the right to acquire upon the exercise of currently exercisable stock options or options which become exercisable within the next 60 days. Excludes 78,000 shares which are the subject of options that are not currently exercisable.

                       CORPORATE GOVERNANCE

           The Company is committed to the highest level of honesty, integrity and ethics. The Company regularly reviews its corporate governance policies in light of legal, regulatory and corporate governance changes.

           The Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley") marked the beginning of legislative and regulatory reforms of the corporate governance process in the United States. Sarbanes-Oxley contains very specific provisions with respect to the operation of the boards of directors and the committees thereof. Pursuant to Sarbanes-Oxley, the Securities and Exchange Commission (the "SEC") has adopted extensive regulations applicable to the corporate governance of corporations with a class of stock registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition, pursuant to the authority and directives of Sarbanes-Oxley, the New York Stock Exchange, the Nasdaq Stock Market and other stock exchanges regulated under the Exchange Act have adopted listing standards, policies and procedures applicable to companies whose securities are traded on the respective exchanges. Effective July 1, 2001, the Company's Common Stock trades on the Nasdaq Electronic Bulletin Board.
The SEC has stated that the Nasdaq Electronic Bulletin Board does not constitute an exchange, and accordingly, a company whose shares are traded only on the Nasdaq Electronic Bulletin Board is not subject to the additional listing standards and regulations issued by the regulated stock exchanges. The Company is a "small business issuer" as such term is defined in the Exchange Act, and because certain of the SEC's regulations on corporate governance have been delayed with respect to small business issuers, the Company is not yet bound to comply with all of such regulations. Nevertheless, it is the Company's intention to adhere as closely as possible to the "best practices" in the market regarding corporate governance, subject to the limitations inherent in the Company's current size and operations.

                          PROPOSAL NO. 1


                       ELECTION OF DIRECTORS

    MANAGEMENT RECOMMENDS THAT YOU VOTE IN FAVOR OF THE ELECTION OF
               THE NOMINEES TO THE BOARD OF DIRECTORS.

            Eight directors are to be elected at the Meeting for terms of one year each and until their successors shall be elected and qualified. The nominees were approved by the Board as nominees in accordance with the Board's corporate governance policies. The Company does not currently have a nominating committee.

            It is intended that votes will be cast pursuant to the enclosed proxy for the election of the eight persons whose names are first set forth below unless authority to vote for one or more of the nominees is withheld by the enclosed proxy, in which case it is intended that votes will be cast for those nominees, if any, with respect to whom authority has not been withheld.
In the event that any of the nominees should become unable or unwilling to serve as a director, a contingency which the management has no reason to expect, it is intended that the proxy be voted, unless authority is withheld, for the election of such person, if any, as shall be designated by the Board of Directors.

            DIRECTORS WILL BE ELECTED BY A PLURALITY OF THE VOTES
CAST AT THE MEETING.


                                    First Became
    Name                     Age      Director         Current Position
    ----                     ---      --------         ----------------

Michael D. Beck              58        1997         Director; Vice President,
                                                    TASA; President and Chief
                                                    Executive Officer, Beck
                                                    Evaluation & Testing
                                                    Associates, Inc. ("BETA")

Steven R. Berger(1)(2)       49        1996         Director

Donald W. Hughes(1)          54        2001         Director

Chris L. Nguyen(1)(2)        43        2004         Director

Andrew L. Simon              62        1995         Chairman of the Board of
                                                    Directors; Chief Executive
                                                    Officer, TASA; President,
                                                    TASA

Linda G. Straley             49        1994         Director; Vice President,
                                                    TASA; Secretary, TASA

Thomas G. Struzzieri(1)(2)   46        2000         Director

David L. Warnock(2)          47        1998         Director

______________________
(1)   Member of the Audit Committee

(2)   Member of the Compensation Committee


           Each director shall hold office until the earlier of the next annual meeting of the Company's stockholders or his or her resignation and until a successor is selected and qualified.

           MICHAEL D. BECK was elected as a Director of the Company in March 1997 and has been Vice President of the Company since January 1997. Mr. Beck is also a Director and President and Chief Executive Officer of BETA. Since 1983, Mr. Beck has been President of BETA, which provides consulting and contractual services to school districts, state education departments and test and textbook publishers. As of January 2, 1997, BETA became a wholly-owned subsidiary of the Company and Mr. Beck continues to serve as the President of BETA. Mr. Beck has also provided consulting services on matters of educational research and assessment for various military, governmental and commercial organizations. Mr. Beck received an A.B. from John Carroll University and an M.A. from Fordham University.

           STEVEN R. BERGER was elected as a Director of the Company in March 1996 and he also serves on each of the Company's Compensation and Audit Committees. Mr. Berger was a partner in the law firm of Salans from January 1989 through September 2002. Salans acted as special securities counsel to the Company from January 1995 through September 2002. Mr. Berger is currently a shareholder in the law firm of Vedder, Price, Kaufman & Kammholz, P.C. in New York City. The Company has retained Vedder, Price, Kaufman & Kammholz, P.C. since October 2002 as its special securities counsel. Mr. Berger received an A.B. from Harvard University and a J.D. from Harvard Law School.

           DONALD W. HUGHES was elected as Director in June 2001. Since July 2001, Mr. Hughes has served on, and is Chairman of, the Company's Audit Committee. Since 1999, Mr. Hughes has served as Executive Vice President and Chief Financial Officer of Camden Partners, Inc., and a member of and Chief Financial Officer of Camden Partners Holdings, LLC, each of which is an affiliate of Cahill Warnock. Mr. Hughes has served as an officer of Cahill Warnock since January 1997 and is a General Partner and Chief Financial Officer of Cahill Warnock. Prior to joining Cahill Warnock in January 1997, Mr. Hughes had served as Vice President, Chief Financial Officer and Secretary of
Capstone Pharmacy Services, Inc. from December 1995 and as Executive Vice President and Chief Financial Officer of Broventure Company, Inc., a closely-held investment management company, from July 1984 to November 1995. Mr. Hughes also serves on the board of directors of Occupational Health + Rehabilitation Inc. Mr. Hughes received a B.A. from Lycoming College and an M.S.F. from Loyola College in Maryland, and is a Certified Public Accountant.

           CHRIS L. NGUYEN was elected as a Director at the Annual Stockholders Meeting in 2004. Mr. Nguyen was a senior executive with Sylvan Learning Systems from 1989 to 1996.
During his tenure at Sylvan, Mr. Nguyen was COO of Sylvan's computer-based testing division, Sylvan Prometric. From 1996 through 2001, Mr. Nguyen was President and CEO of Caliber Learning Network, a publicly-traded company specializing in distance learning services for adults. Currently, Mr. Nguyen is the principal and owner of Dynanet Consulting Services, LLC. Dynanet provides management consulting and technology development services to companies within the education and testing markets. Mr. Nguyen received a B.A from Johns Hopkins University.

           ANDREW L. SIMON was elected as Director and as President and Chief Financial Officer of the Company in March 1995. Mr. Simon serves as Chairman of the Board of Directors. Mr. Simon is also a Director and Secretary of BETA. He served as Interim President of TASA from June 1994 through March 1995. He was a founder of the Company and previously served as a Director from 1976 to 1991 and has acted as a financial consultant to the Company since its inception in 1976. From 1983 to 1986, he was a Vice President/Marketing Division Head in the Private Clients Group at Bankers Trust Company. He was a Vice President at Citibank, NA, where he held a number of senior marketing and sales positions, from 1980 to 1983. Prior to 1980, Mr. Simon served as Marketing Director for several consumer package goods companies including Norcliff-Thayer and Lederle Laboratories. He holds an M.B.A. from Columbia University and a B.A. from Washington University. Mr. Simon is on The George Washington University National Council for Education and Human Development and a director of The Hudson Valley Trust.

           LINDA G. STRALEY was elected as a Director of the Company and has been Vice President since June 1994. From June 1994 through March 1995, she was Chairman of the Board of Directors. She has been Secretary since August 1992 and, from 1984 to 1994, she served as director of DRP Services for the Company. Ms. Straley received a B.A. in Education from Bethany College and an M.S. in Educational Psychology and Statistics from the State University of New York.

           THOMAS G. STRUZZIERI was elected a Director of the Company in June 2000. He serves on each of the Company's Audit and Compensation Committees. Mr. Struzzieri is the owner of Horse Shows In The Sun (HITS). Based in Saugerties, New York, HITS produces horse shows in California, Florida, Virginia, New York, and Arizona. Mr. Struzzieri is a director of the United States Equestrian Federation, and is a founding member and a director of the United States Hunter/Jumper Association. He also serves on the Board of Directors of the United Way of Ulster County and the Ulster County Development Corporation, and is a member of the SUNY Ulster County Community College Board of Trustees. Mr. Struzzieri is a member of the Chamber of Commerce of Ulster County as well as the Business and Community Leaders' Advisory Committee of the Institute of Ecosystem Studies. He attended Vassar College.

           DAVID L. WARNOCK was elected as a Director of the Company in October 1998 and, since that time, he has also served on the Company's Compensation Committee. Since 1999, Mr. Warnock has been President and Chief Executive Officer of each of Camden Partners, Inc. and Camden Partners Holdings, LLC, each of which is an affiliate of Cahill Warnock. Mr. Warnock is a founding partner of Cahill, Warnock & Company, LLC, an asset management firm established in 1995 to invest primarily in small public companies. From 1983 to 1995, Mr. Warnock was with T. Rowe Price Associates in senior management positions, including President of the corporate general partner of T. Rowe Price Strategic Partners and T. Rowe Price Strategic Partners II, and as the Executive Vice President of T. Rowe Price New Horizons fund. Mr. Warnock also serves on the Boards of Directors of Bridges Learning Systems, Concorde Career Colleges, Inc., the National Alliance to End Homelessness, the Center for Fathers, Families and Workforce Development, Nobel Learning Communities, and CardSystems Solutions, Inc. Mr. Warnock received a B.A. in History from the University of Delaware and a Masters in Finance from the University of Wisconsin.

           Pursuant to the Investor Rights Agreement, the Company has agreed that so long as Cahill, Warnock Strategic Partners Fund, L.P. and Strategic Associates, L.P. (collectively, the "Investors") own at least 50% of the warrants (the "Warrants") issued in connection with a certain Securities Purchase
Agreement (the "Securities Purchase Agreement") (or, if the Warrants have been exercised, the shares issuable pursuant thereto), the Investors shall have the right to nominate two directors to the Board of Directors of the Company. David L. Warnock and Donald W. Hughes are the two current directors who were nominated by the Investors. Pursuant to a certain Investor Rights Agreement executed simultaneously with the Securities Purchase Agreement, the directors and executive officers of the Company have agreed, at each meeting of stockholders for the purpose of electing directors, to cast their eligible votes in favor of the nominees of the Investors.

BOARD OF DIRECTORS

           The Board of Directors believes that the composition of the Board is largely responsible for the Board's effectiveness in fulfilling its management oversight responsibilities. At the Company's Annual Stockholders Meeting in April 2004, eight directors were elected to the Company's Board of directors. Three of the directors (Messrs. Simon and Beck and Ms. Straley) are management directors and the other five directors are non-management directors. Two of the non-management directors (Messrs. Warnock and Hughes) would not be considered "independent" under the listing standards of either the New York Stock Exchange or the Nasdaq Stock Market because they are principals of a more than 20% stockholder of the Company. One non-management director (Mr. Berger) is a partner in the law firm that acts as special securities counsel to the Company, and accordingly, he would not be considered independent under such rules because of the fees paid to his law firm for legal services. See "Certain Relationships and Related Transactions". Each of Mr. Struzzieri and Mr. Nguyen does satisfy the independence criteria contained in the listing standards. Though technically the Company does not have a majority of its Board comprised of "independent" directors, the Company does have the majority of its Board comprised of non-management directors. The non-management directors reasonably believe that they are able to provide independent judgment on behalf of the Company.

           The Company does not have a formal nominating committee. The entire Board considers and recommends the nominees to the Board of Directors. The Board considers the appropriate balance of experience, skills and characteristics required of the Board of Directors. Nominees for directors are selected on the basis of their depth and breadth of experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of the Company's business and willingness to devote adequate time to Board duties. At the current time, the Company's business and operations do not generate a large pool of potential candidates for directors. The Board does not believe that the presence of a nominating committee would alter the situation.

           The Board believes that qualified incumbent directors are generally uniquely positioned to provide stockholders the benefit of continuity of leadership and seasoned judgment gained through experience as a director of the Company. The value of these benefits may outweigh other factors. Therefore, it is expected that the Board will generally consider renomination of incumbent directors, provided they continue to meet the director qualification criteria adopted by the Board. However, the Board is not required to nominate eligible incumbent directors for re-election. In considering an incumbent director as a nominee, the Board shall assess such individual's performance and contribution during the prior year and evaluate any changes in circumstances relating to such individual's ability to continue to fulfill the responsibilities of being a director of the Company. All of the eight nominees for directors standing for election pursuant to this Proxy Statement are incumbent directors.

           The Board will consider candidates for directors recommended by stockholders in accordance with the criteria it uses for all directors. To date, the Company has not received any recommendations for directors from any stockholder. To recommend a prospective nominee for consideration by the Board, a stockholder should submit the candidate's name and qualifications to the Secretary of the Company, at the address of the Company, 4 Hardscrabble Heights, Brewster, New York 10509. Submissions should include: (a) the proposed candidate's name and qualifications (including a five-year employment history with employer names and description of responsibilities, and whether such individual can and understand financial statements; (b) the name and record address of the stockholder or stockholders recommending such candidate; (c) the number of shares of stock that are beneficially owned by such stockholder or stockholders in the aggregate; and (d) a description of any financial relationship or other relationship between the nominating stockholder and the proposed nominee, or between the nominee and the Company or any of its subsidiaries. The submission must be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected by the stockholders. Recommendations received by October 31, 2005, will be considered for nomination at the 2006 Annual Meeting of Stockholders.

           Board Meetings.  During Fiscal 2004, the Board of
           --------------
Directors met four times, including telephonic meetings. Each of the directors of the Company attended at least 75% of the total number of meetings held of the Board and Board committees on which such director served during Fiscal 2004.

           Annual Stockholders Meeting.  The policies adopted by
           ---------------------------
the Board of Directors encourage each director to attend our Annual Meeting of Stockholders each year. Generally, the Board holds its annual organizational meeting immediately after the Annual Meeting, which allows most directors to attend the Annual Meeting. All directors attended our 2004 Annual Meeting.

           Stockholder Communications with Directors.  Any
           -----------------------------------------
stockholder who wishes to communicate directly with the Board of Directors, or any individual director, should direct his or her questions in writing to any director or to all directors c/o Board of Directors, Touchstone Applied Science Associates, Inc., P.O. Box 382, 4 Hardscrabble Heights, Brewster, New York 10509, or by email to tasaboard@tasa.com.

           Directors Compensation.  The Board of Directors of the
           ----------------------
Company adopted the Directors Plan in February 1996 in order to aid the Company in attracting, retaining and motivating independent directors, which Directors Plan was approved by the stockholders of the Company on March 29, 1996. The Directors Plan initially authorized awards up to an aggregate of 25,000 shares of Common Stock. In February 2000, the Board of
Directors approved an amendment to the Directors Plan increasing to 75,000 the number of shares which may be the subject of stock options under the Directors Plan. The stockholders of the Company approved such amendment at the Annual Meeting of Stockholders on March 31, 2000. Under the Directors Plan, non-qualified stock options to purchase up to 75,000 shares of Common Stock may be granted to non-employee directors of the Company, which options are granted automatically at the times and in the manner stated in the Directors Plan.

           Subject to the terms of the Directors Plan, each non-employee director receives 5,000 options on the day he (she) first is elected to the Board of Directors, and 2,500 options on the date of each annual meeting of the stockholders of the Company, provided he (she) is re-elected to the Board of Directors. The exercise price of stock options granted under the Directors Plan is the fair market value of the Company's Common Stock on the date of grant. The options become exercisable after the first anniversary of the date of grant and the term of the option cannot exceed ten years. On March 20, 2002, the Company granted 12,500 options under the Directors Plan; on April 25, 2003, the Company granted 10,000 options under the Directors Plan; and on April 30, 2004, the Company granted 15,000 options under the Directors Plan. In March 2004, one director exercised 5,000 options. As of October 31, 2004, an aggregate of 66,875 options were outstanding under the Directors Plan. The Company has proposed to amend the Directors Plan to increase by 75,000 the number of shares eligible for awards thereunder.

           Directors receive no compensation, other than the options pursuant to the Directors Plan, for services in such capacity.

COMMITTEES

           The Board of Directors has two standing committees:
the Audit Committee and the Compensation Committee. The operations of these two committees are discussed in greater detail below.

           Audit Committee.  Under Sarbanes-Oxley, the Audit
           ---------------
Committee is responsible for the appointment, compensation, and oversight of the Company's outside auditors. The Company's outside auditors are now required to report directly to the Audit Committee. The Company's Board has adopted resolutions to comply with Sarbanes-Oxley. The Audit Committee Charter, originally adopted by the Board of Directors in 2000, was revised in 2004 in order to comply with Sarbanes-Oxley, and is publicly available on the Company's website (www.tasa.com).

           The Audit Committee is currently comprised of Donald
W. Hughes (Chairman), Steven R. Berger, Chris L. Nguyen and Thomas Struzzieri, each of whom is a non-management director of the Company. The Report of the Audit Committee for Fiscal 2004 is included below in this Proxy Statement. Though only Mr. Struzzieri and Mr. Nguyen technically meet the Sarbanes-Oxley definition of "independence", the Board of Directors of the Company has determined that no member of the Audit Committee has a relationship with the Company that is reasonably likely to interfere with the Audit Committee's ability to perform its functions. The Board believes that each member of the Audit Committee is financially literate, and is qualified to serve on the Audit Committee. The Board further believes that Mr. Hughes qualifies as a "financial expert" on the basis of his business background and experience as he is a Certified Public Accountant and has served as the chief financial officer of several companies including his current employer, Camden Partners. The Board has also determined that, notwithstanding Mr. Hughes' position as an executive officer and affiliate of Cahill Warnock, Mr. Hughes will be able to exercise independent judgment and to perform his Audit Committee responsibilities in a fair and impartial manner. Accordingly, the Board has determined that the best interests of the Company require that Mr. Hughes remain as a member of the Audit Committee and be deemed to be the Audit Committee's financial expert.

           The Audit Committee's primary duties and responsibilities are to: (1) serve as an independent and objective body to monitor the financial reporting process and internal controls of the Company, (2) oversee the quality and integrity of the financial statements of the Company; (3) review and appraise the qualifications, performance and independence of the Company's independent auditors; and (4) monitor the compliance by the Company with legal and regulatory requirements. The Audit Committee has the sole authority to retain and terminate the independent auditors for the Company and to approve any non-audit services proposed to be provided by the independent auditors. The Committee is also required to review annually the terms of engagement and performance of the Company's independent auditors. In connection therewith, the Committee has the sole authority to approve all audit engagement fees and terms, as well as the fees for permissible non-audit services. The Committee meets not less than annually with the independent auditors and the Company's financial management to review the scope and procedures of (i) the audit of the annual financial statements, (ii) the reviews of the Company's quarterly financial statements, (iii) the Company's internal controls, and (iv) any other matters required to be discussed with such auditors under applicable law, rule, regulation or accounting or auditing standard. In addition, the Audit Committee is responsible for monitoring potential conflicts of interest among the Company's officers, directors and employees. The Audit Committee also provides a forum for confidential discussions with employees regarding the professional and ethical behavior of the Company's officers, directors and employees.

           Compensation Committee.  The Compensation Committee is
           ----------------------
responsible for reviewing the performance of the Chief Executive Officer; reviewing and recommending the compensation of the Company's officers, including the Chief Executive Officer; recommending and approving stock option grants and restricted stock and other awards to management under the Company's stock option plans; reviewing and recommending compensation programs including stock option grants, 401(k) contributions and annual bonuses; reviewing and recommending director compensation; and advising the Chief Executive Officer on miscellaneous compensation issues. The Compensation Committee also advises and assists management in formulating policies regarding compensation. The Charter of the Compensation Committee is publicly available on the Company's website (www.tasa.com). During Fiscal 2004, the members of the Compensation Committee were Messrs. Berger, Struzzieri and Warnock, and Mr. Nguyen as of April 30, 2004, each of whom is a non-management director of the Company.

REPORT OF THE AUDIT COMMITTEE

           The Audit Committee is currently comprised of four non-management directors, and operates under a written charter adopted by the Committee and approved by the Board. The Committee assists the Board in monitoring the integrity of the financial statements of the Company, the compliance by the Company with legal and regulatory requirements, the engagement, performance and independence of the Company's external auditors, and the internal controls of the Company. The Committee met separately with the Company's auditors on a quarterly basis in order to assess the quality of the Company's financial statements, the use of estimates and reserves and critical accounting policies, and the application of generally accepted accounting principles. Any non-audit related services to be performed by the Company's independent auditors are now required to be reviewed as to scope and fees and approved in advance by the Audit Committee.

           The Audit Committee held five meetings during Fiscal
2004.

           The Audit Committee reviewed and discussed the unaudited quarterly financial statements for each of the first three fiscal quarters of Fiscal 2004 with management and the Company's auditors, prior to the inclusion of such financial statements in the respective Form 10-QSB Reports. The Audit Committee also reviewed and discussed the audited financial statements of the Company for Fiscal 2004 with management and with the Company's outside auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed under Statement of Auditing Standards No. 61, amended by No. 90 (Codification of Statements on Auditing Standards, AU Section 380). The Audit Committee inquired as to the independent accountant's independence and has received the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Based upon the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements for Fiscal 2004 be included in the Company's Annual Report on Form 10-KSB. The Audit Committee also reviewed and discussed the unaudited financial statements for the first quarter of Fiscal 2005 with management and with the Company's outside auditors.

           The Company's independent auditors and the Company's internal financial and accounting personnel have unrestricted access to the members of the Audit Committee. Going forward, the Audit Committee will establish a confidential procedure for Company personnel to report any allegation of improper accounting treatment or an improper use of Company property by Company personnel.

Respectively submitted,

The Audit Committee of TASA
Donald W. Hughes (Chairman)
Steven R. Berger
Chris L. Nguyen
Thomas Struzzieri

EXECUTIVE OFFICERS

           As of March 24, 2005, the executive officers of the Company were as follows:

     Name                Age                   Position
     ----                ---                   --------

Michael D. Beck          58           Director; Vice President, TASA; and
                                      President, Chief Executive Officer, BETA

Anne H. Cheevers         47           Senior Vice President, and Chief
                                      Operating Officer TASA-Proprietary

Peter A. Duhamel         59           Senior Vice President, TASA

Andrew L. Simon          62           Chairman of the Board of Directors;
                                      President, Chief Executive Officer
                                      and Chief Financial Officer, TASA

Linda G. Straley         49           Director; Vice President, and
                                      Secretary, TASA

           The biographies of Messrs. Simon and Beck and of Ms.
Straley are set forth above as each of them is a nominee for director.

           ANNE H. CHEEVERS joined the Company on February 28, 2005, as Senior Vice President and Chief Operating Officer-TASA, Proprietary. Prior to her employment by the Company, Ms. Cheevers was Vice President at The McGraw-Hill Companies' Aviation Group. She served as Group Vice President of Marketing of Trilegiant Corporation, a subsidiary of Cendant Corporation, in Norwalk, Connecticut from 1999-2003. From 1996 through 1999, Ms. Cheevers was Vice President of Marketing, Product Development and Sales for the Bureau of Business Practice in Waterford, Connecticut, a division of Simon & Schuster. Ms. Cheevers is a graduate of the University of Chicago.

           PETER A. DUHAMEL joined the Company as the Chief Operating Officer of TASA and Modern Learning Press, Inc. in January 2000. He is currently Senior Vice President of the Company. Before joining the Company, Mr. Duhamel was the National Sales Manager for Prentice Hall Regents/Cambridge in Upper Saddle River, New Jersey, from July 1997 until December 1999, and as such was responsible for the sales of all Cambridge and Prentice Hall Regents products to the kindergarten through the adult/academic and GED markets through all lines of distribution. From January 1991 until June 1997, Mr. Duhamel was the General Manager of Sales and Marketing for the Troll School and Library in Mahwah, New Jersey, during which time Mr. Duhamel was responsible for the sales and marketing of Troll School and Library products to the educational market place.
Mr. Duhamel received a B.S. from Western New England College.

EXECUTIVE COMPENSATION

           The following table shows compensation for services rendered to the Company during Fiscal 2004, 2003 and 2002, respectively, by the Chief Executive Officer, the President of BETA, the Senior Vice President of TASA, a Vice President of TASA, and the former Executive Vice President of the Company's proprietary secondary school unit. Each executive officer serves under the authority of the Board of Directors. No other executive officer of the Company received cash compensation that exceeded $100,000 during Fiscal 2004. Therefore, pursuant to
Item 402 of Regulation S-B, only compensation for each of the persons listed below is shown in the Summary Compensation Table below.



                      SUMMARY COMPENSATION TABLE



                                     Annual Compensation                       Long-Term Compensation
                                     ------------------------------------------------------------------
                                                                             Awards             Payouts
                                                                             --------------------------

                                                                                       Securities            All Other
                                                          Other Annual  Restricted      Underlying     LTIP    Compen-
 Name and Principal                                       Compensation    Stock       Options/SARs(1) Payouts  sation
     Position                Year    Salary($)   Bonus($)      ($)      Award(s)($)        (#)          ($)      ($)
--------------------------------------------------------------------------------------------------------------------
Andrew L. Simon,             2004    $234,935    $70,000    $23,922(2)       0           20,000/0(2)     0        0
President, Chief             2003    $227,000    $50,000    $23,346(2)       0           20,000/0(2)     0        0
Executive Officer            2002    $219,166    $25,000    $22,125(2)       0           10,000/0(2)     0        0
--------------------------------------------------------------------------------------------------------------------
Michael D. Beck,             2004    $160,684    $70,000    $24,251(3)       0           12,000/0(3)     0        0
Vice President,              2003    $155,250    $65,048    $21,899(3)       0           12,000/0(3)     0        0
TASA; President              2002    $150,000    $25,414    $19,928(3)       0            6,000/0(3)     0        0
and Chief Executive
Officer, BETA
--------------------------------------------------------------------------------------------------------------------
Peter A. Duhamel             2004    $155,250    $  0       $19,891(4)       0                    --     0        0
Senior Vice                  2003    $155,250    $25,857    $20,834(4)       0            5,000/0(4)     0        0
President, TASA              2002    $150,000    $43,902    $18,831(4)       0            6,000/0(4)     0        0
--------------------------------------------------------------------------------------------------------------------
Linda G. Straley             2004    $102,937    $13,100    $18,332(5)       0            6,000/0(5)     0        0
Vice President and           2003    $ 79,400    $ 6,000    $16,156(5)       0            6,000/0(5)     0        0
Secretary, TASA              2002    $ 71,750    $ 5,000    $13,954(5)       0            3,000/0(5)     0        0
--------------------------------------------------------------------------------------------------------------------
Faith Takes,                 2004          --       --              --       0              0            0        0
Executive Vice               2003    $ 87,115        0      $ 7,531(6)       0              0            0        0
President, TESC;             2002    $150,000        0      $12,093(6)       0              0            0        0
President and
Chief Executive
Officer, MESI
(resigned effective
June 2003)
--------------------------------------------------------------------------------------------------------------------


(1)	To date, the Company has issued no SARs.

(2) Includes: contributions to the Company's qualified 401(k) Profit Sharing Plan (the "401(k)") and the Company's Money Purchase Pension Plan (the "Pension Plan") of $10,250 in Fiscal 2004, $10,000 in Fiscal 2003, and $8,500 in Fiscal 2002, and $8,250, $8,250, and $9,000 for a company car in
        Fiscal 2004, 203, and 2002, respectively. Also includes: restricted shares issued pursuant to the Company's 2000 Stock Incentive Plan after the end of Fiscal 2002, as part of a bonus paid in respect of Fiscal 2002; and stock options issued pursuant to the Company's 2000 Stock Incentive Plan after the end of each of Fiscal 2004, Fiscal 2003 and Fiscal 2002 in respect of such fiscal years, respectively.

(3)	Includes: contributions to the Company's 401(k) and Pension
        Plan of $10,212 in Fiscal 2004, $10,000 in Fiscal 2003, and $8,500 in Fiscal 2002; and $8,906, $7,091, and $7,091 for a
        company car in Fiscal 2004, 2003, and 2002, respectively. Also includes: restricted shares issued pursuant to the Company's 2000 Stock Incentive Plan after the end of Fiscal 2002, as part of a bonus paid in respect of Fiscal 2002; and stock options issued pursuant to the Company's 2000 Stock Incentive Plan after the end of each of Fiscal 2004, Fiscal 2003 and Fiscal 2002 in respect of such fiscal years, respectively.

(4)	Includes: contributions to the Company's 401(k) and Pension
        Plan of $9,055 in Fiscal 2004, $10,000 in Fiscal 2003, and $8,500 in Fiscal 2002; and $5,671, $5,994 and $5,994 for a
        company car in Fiscal 2004, 2003 and 2002, respectively.
        Also includes: restricted shares issued pursuant to the
        Company's 2000 Stock Incentive Plan after   the end of Fiscal
        2002, as part of a bonus paid in respect of Fiscal 2002; and stock options issued pursuant to the Company's 2000 Stock Incentive Plan after the end of each of Fiscal 2004, Fiscal 2003 and Fiscal 2002 in respect of such fiscal years, respectively.

(5)	Includes: contributions to the Company's 401(k) and Pension
        Plan of $9,947 in Fiscal 2004, $8,410 in Fiscal 2003, and $7,675 in Fiscal 2002; and $3,540, $3,540 and $3,540 for a
        company car in Fiscal 2004, 2003 and 2002, respectively.
        Also includes: restricted shares issued pursuant to the
        Company's 2000 Stock Incentive Plan after   the end of Fiscal
        2002, as part of a bonus paid in respect of Fiscal 2002; and stock options issued pursuant to the Company's 2000 Stock Incentive Plan after the end of each of Fiscal 2004, Fiscal 2003 and Fiscal 2002 in respect of such fiscal years, respectively.

(6)	Includes: $0, $4,990, and $8,556 for a company car in
        Fiscal 2004, Fiscal 2003, and Fiscal 2002, respectively.

REPORT OF THE COMPENSATION COMMITTEE

           The Compensation Committee is comprised entirely of non-management directors. Among the Committee's duties are the responsibility to review the compensation of the executive officers of the Company and to review and approve the compensation and benefit policies for management.

           Under the direction of the Compensation Committee, the Company's compensation policies are designed to align the interests of the executives with those of the stockholders. The goal of the policies is to improve profitability and long-term stockholder value by rewarding the executives based on criteria set for corporate and individual performance. The compensation program and policies are also designed to aid in the attraction, motivation and retention of key personnel.

           The Committee uses a combination of salary, cash incentive compensation and equity-based incentive compensation as its total compensation package. The achievement of annual corporate and individual performance goals is a significant factor in assembling a total compensation package for the Chief Executive Officer and other members of senior management. The Chief Executive Officer makes his recommendations to the Compensation Committee with respect to the compensation packages for members of senior management.

           In January of each year, the Compensation Committee reviews the performance of the Company, the Chief Executive Officer and the other members of senior management for the preceding fiscal year. The Compensation Committee also reviews at that time the corporate and individual goals for the current fiscal year. Annual salary increases, cash incentive compensation and equity incentive compensation are set upon completion of such review.

           The Compensation Committee utilizes equity-based incentive compensation as one of the means for best aligning the interests of senior management with the interests of the stockholders. In January 2004, the Compensation Committee made awards to executive officers in the form of stock options under the 2000 Plan with respect to the Company's performance during Fiscal 2003. In Fiscal 2003, the Company successfully refocused its strategy on assessment products, completed the disposition of its discontinued operations, and generated significant growth in sales revenues. In January 2005, the Compensation Committee made awards in the form of stock options to executive officers under the Company's 2000 Plan with respect to the Company's performance during Fiscal 2004. Such awards with respect to Fiscal 2004 were granted at the same levels as the awards with respect to Fiscal 2003, as the Company has continued the successful implementation of its strategy of focusing on its core business, expanding its scoring services facilities and capabilities, and developing and revising its proprietary tests. All of the options granted under the 2000 Plan have a one-year vesting period, and a ten-year term, and are granted with an exercise price equal to the market price of a share of the Company's Common Stock on the date of the grant.

           The Compensation Committee reviews the performance of Mr. Andrew L. Simon, the Company's Chief Executive Officer, by evaluating the achievement of the corporate and personal objectives set each year in conjunction with the Board's approval of the annual budget and the Company's strategic plan. The Committee considered the positive achievements of the Company during Fiscal 2004 including significant growth in revenues from sales, the expansion of the Company's scoring services facilities and capabilities and the implementation of strategies for the revision of its proprietary tests and development of new proprietary tests. In 2004, the Compensation Committee approved a bonus compensation plan for its senior management, based on the Company's achievement of the budget approved by the Board of Directors for the fiscal year. If the Company meets its budget, the bonus pool reserved for distribution among senior management is 10% of pre-tax profit. If the Company fails to meet its budget, the bonus pool percentage is reduced proportionately such that if the Company only achieves 80% of the approved budget, there is no bonus pool for senior management. If the Company exceeds its budget, the bonus pool for senior management is proportionately increased. The split of the senior management bonus pool is made by the Compensation Committee based upon a recommendation from the CEO. With respect to the Company's performance in Fiscal 2004, Mr. Simon was awarded a cash bonus of $70,000, which will be paid in installments during Fiscal 2005, and options to purchase 20,000 shares of Common Stock at $3.15 per share, the market price at the time of the grant. In addition, Mr. Simon's base salary was increased from $234,945 to $245,000.

           The Compensation Committee believes that Fiscal 2004 was a year of solid performance by the Company as the Company successfully focused its resources on the assessment products market. The results of operations for Fiscal 2004 reflected positive results with anticipated further improvement, and the Committee feels that the salary adjustments and incentive compensation awarded to the Chief Executive Officer and other members of senior management were appropriate, and would provide further incentive to management to strive for continued improvements in revenues and profitability. The Compensation Committee believes that the compensation program of the Company properly serves to align the interests of the management with the interests of the stockholders.

Respectfully submitted,

The Compensation Committee of TASA
Steven R. Berger
Chris L. Nguyen
Thomas G. Struzzieri
David L. Warnock

EMPLOYMENT CONTRACTS

           On March 1, 1996, the Company entered into an employment agreement with each of Andrew L. Simon and Linda G. Straley, pursuant to which the Company agreed to employ Mr. Simon and Ms. Straley, and each of Mr. Simon and Ms. Straley agreed to remain, as the Company's President and Chief Executive Officer, and Vice President, respectively, for a term of three years, subject to automatic yearly extensions and certain rights of termination as provided in each such agreement.

           As of January 2, 1997, the Company entered into an employment agreement with Michael D. Beck, pursuant to which the Company agreed to employ Mr. Beck, and Mr. Beck agreed to remain, as Vice President of TASA and President and Chief Executive Officer of BETA, for a term of three years, subject to automatic yearly extensions and certain rights of termination as provided in such agreement.

           In the employment agreements with each of Messrs. Simon and Beck and Ms. Straley, the Company has agreed to provide for certain benefits and protections for such executive officers in connection with a change of control of the Company. Such agreements provide that upon the occurrence of a change of control (as defined in each agreement) and the termination of such executive's employment agreement, each such executive officer would be awarded a lump sum bonus equal to and one-half times such executive officer's base salary plus such executive's highest annual bonus during the preceding three fiscal years, such lump sum bonus to be paid for each of three years following termination of employment following a change in control.

           On December 1, 1999, the Company entered into an employment agreement with Peter Duhamel, pursuant to which, effective as of January 10, 2000, the Company agreed to employ Mr. Duhamel. Mr. Duhamel serves as Senior Vice President of the Company. Mr. Duhamel's contract expires June 30, 2005. The agreement contains a non-competition clause for one year following termination of the executive's employment.

           Effective February 28, 2005, the Company appointed Anne Hunt Cheevers as Senior Vice President and Chief Operating Officer of TASA-Proprietary Division. The Company has entered into an employment agreement with Ms. Cheevers for an initial one-year term, automatically renewable for additional one-year terms, subject to early termination notices given by either party prior to the expiration of the then current term.
Pursuant to such employment agreement, Ms. Cheevers will be paid an annual base salary of $170,000, will be eligible to receive an incentive bonus (to be not less than $35,000 for the first year of employment) and was granted 40,000 options to purchase shares of the Company's Common Stock pursuant to the Company's stock option plan, at an exercise price of $3.10 per share, subject to vesting upon the completion of one year of employment. The Compensation Committee of the Board of Directors approved this employment agreement.

           Generally, each employee of the Company has agreed to the assignment to the Company of the employee's rights to any inventions relating to the Company's business or interest which were conceived both prior to and during the period of employment and, except under certain specified conditions, the Company's employees are prohibited from competing for one year with the Company in areas in which he or she was employed.

STOCK INCENTIVE PLANS

           Employee Option Plans.  The Board of Directors of the
           ---------------------
Company adopted the 1991 Stock Option Incentive Plan (the "Option Plan") on August 25, 1991 in order to attract and retain qualified personnel, which Option Plan was approved by the stockholders on August 25, 1991. The Board of Directors adopted the Amended and Restated 1991 Stock Option Incentive Plan (the "Amended Option Plan") in February 1996, which Amended Option Plan amended and restated the Option Plan and was approved by the stockholders of the Company on March 29, 1996. Under the Amended Option Plan, options to purchase up to 625,000 shares of Common Stock were available to be granted to employees, officers, directors and consultants of the Company. The Amended Option Plan terminated in 2001, after which no further options or stock awards may be issued under the Amended Option Plan; all options and other stock awards outstanding under the Amended Option Plan at the termination date shall continue to be outstanding and may be exercised in accordance with their respective terms, until such options or other stock awards expire by their terms.

           The Board of Directors of the Company adopted the 2000 Stock Incentive Plan (the "2000 Plan") in February, 2000. The stockholders of the Company approved the 2000 Plan at the Company's Annual Meeting of Stockholders held on March 31, 2000. Under the 2000 Plan, options or other stock awards with respect to up to 300,000 shares of the Company's Common Stock may be granted to employees, officers, directors and consultants of the Company. The terms of the 2000 Plan are substantially identical to the terms of the Amended Option Plan, except for provisions with respect to the number of shares which may be issued under the 2000 Plan and the expiration date of the 2000 Plan.

           Each of the Amended Option Plan and the 2000 Plan (collectively, the "Option Plans") is administered by the Compensation Committee of the Board of Directors (the "Committee"). Subject to the terms of the Option Plans, the Committee is authorized to select optionees and determine the number of shares covered by each option and certain of its other terms. The exercise price of stock options granted under the Option Plans may not be less than the fair market value of the Company's Common Stock on the date of the grant. In general, options become exercisable after the first anniversary of the date of grant. The period within which any stock option may be exercised cannot exceed ten years from the date of grant. Options held by a terminated employee expire three months after termination except in the event of death, disability or termination for cause. No one participant may receive, in any one fiscal year, awards under the Option Plans which would entitle the participant to receive more than 50,000 shares.

           The following table summarizes the options granted, exercised and cancelled or expired under the Amended Option Plan and the 2000 Plan during the preceding three fiscal years:

                            Fiscal 2004        Fiscal 2003        Fiscal 2002
                            -----------        -----------        -----------

Options granted                73,000             39,500             79,800
Options exercised              19,250              9,000                 --
Restricted shares awarded          --                 --             35,000
Options cancelled/expired          --             57,500              4,500

As of October 31, 2004, options to purchase up to an aggregate of 164,300 shares were outstanding under the 2000 Plan. As of October 31, 2004, options to purchase up to an aggregate of 413,038 shares were outstanding under the Amended Option Plan.




                    OPTION/SAR GRANTS IN LAST FISCAL YEAR
                             (INDIVIDUAL GRANTS)

                         Number of     Percent of Total
                         Securities      Options/SARs
                         Underlying       Granted to
                       Options/SARs(1)   Employees in      Exercise Or Base
Name                     Granted (#)      Fiscal Year      Price ($/Share)    Expiration Date
---------------------------------------------------------------------------------------------
Andrew L. Simon,           20,000            29.9%              $2.10             1/22/14
President, Chief
Executive Officer
---------------------------------------------------------------------------------------------
Michael D. Beck, Vice      12,000            17.9%              $2.10             1/22/14
President, TASA;
President and Chief
Executive Officer,
BETA
---------------------------------------------------------------------------------------------
Peter Duhamel,              5,000             7.5%              $2.10             1/22/14
Senior Vice President,
TASA
---------------------------------------------------------------------------------------------
Linda G. Straley,           6,000             9.0%              $2.10             1/22/14
Vice President and
Secretary, TASA
---------------------------------------------------------------------------------------------
Faith Takes, Executive         --              --                  --                    --
Vice President, TESC;
President and Chief
Executive Officer,
MESI (resigned June 2003)
---------------------------------------------------------------------------------------------

(1)  To date, the Company has issued no SARs.


                AGGREGATED OPTION/SAR EXERCISES IN LAST
                FISCAL YEAR AND FY-END OPTION/SAR VALUES


                                                             Number of
                                                             Securities            Value of
                                                             Underlying         Unexercised In-
                                                            Unexercised            the-Money
                                                           Options/SARs(1)      Options/SARs(1)
                                                            at FY-End (#)        at FY-End ($)
------------------------------------------------------------------------------------------------
                            Shares
                         Acquired on     Value Realized      Exercisable/        Exercisable/
    Name                 Exercise (#)         ($)           Unexercisable       Unexercisable
------------------------------------------------------------------------------------------------


Andrew L. Simon,              0                0            171,875/20,000     $94,993/$22,000(2)
President, Chief
Executive Officer
------------------------------------------------------------------------------------------------
Michael D. Beck, Vice         0                0             88,750/12,000     $90,124/$13,200(2)
President, TASA;
President and Chief
Executive Officer,
BETA
------------------------------------------------------------------------------------------------
Peter Duhamel,                0                0             58,000/5,000      $91,180/$5,500(2)
Senior Vice President,
TASA
------------------------------------------------------------------------------------------------
Linda G. Straley,             0                0             73,800/6,000      $26,581/$6,600(2)
Vice President and
Secretary, TASA
------------------------------------------------------------------------------------------------
Faith Takes, Executive        0                0                   0                  0
Vice President, TESC;
President and Chief
Executive Officer,
MESI
------------------------------------------------------------------------------------------------


(1) To date, the Company has issued no SARs. Amounts are calculated net of exercise price of the options.

(2) Based on the closing price of the Company's Common Stock on NASDAQ on October 31, 2004, of $3.20.



                       EQUITY COMPENSATION PLAN INFORMATION
                             AS OF OCTOBER 31, 2004

--------------------------------------------------------------------------------------------
                         Number of                                    Number of securities
                      securities to be                               remaining available for
                        issued upon                                      future issuance
                        exercise of          Weighted-average              under equity
                        outstanding          exercise price of          compensation plans
                      options, warrants     outstanding options,      (excluding securities
                        and rights          warrants and rights       reflected in column (a))
                           (a)                      (b)                         (c)

----------------------------------------------------------------------------------------------
Equity compensation      662,213                  $2.397                      209,675
plans approved by
security holders
----------------------------------------------------------------------------------------------
Equity compensation        --                       --                           --
plans not approved by
security holders
----------------------------------------------------------------------------------------------


           Since October 31, 2004, the Company has awarded an aggregate of 146,000 stock option grants as follows: 50,000 options were awarded to the key employees of AEC, acquired by the Company in January 2005; 56,000 options were awarded to key employees of the Company pursuant to the Compensation Committee's annual review of all employees of the Company in January 2005; and 40,000 options were awarded to Ms. Cheevers upon commencement of her employment by the Company in February 2005. Consequently, as of March 24, 2005, options to purchase an aggregate of 310,300 shares were outstanding under the 2000 Plan, leaving only 24,300 shares eligible for future awards under the 2000 Plan. The Board of Directors has submitted to the stockholders for approval at the Meeting a proposal to amend the 2000 Plan to increase by 200,000 the number of shares eligible for awards thereunder. See Proposal No. 2 below.

           Consultants Stock Incentive Plan.  In March 1997, the
           --------------------------------
Board of Directors of the Company adopted the Consultants Plan, pursuant to which options to purchase up to 50,000 shares of Common Stock may be granted to consultants to the Company. The Consultants Plan is administered by the Board of Directors of the Company. Subject to the terms of the Consultants Plan, the Board is authorized to select optionees and determine the number of shares covered by each option and certain of its other terms. In general, the exercise price of stock options granted under the Consultants Plan is the fair market value of the Company's Common Stock on the date of the grant, however, the Board has the discretion to use another method of valuation if it determines that such other valuation is warranted. In general, options become exercisable six months from the date of grant, although the Board has discretion to set either longer or shorter vesting periods. The period within which any stock option may be exercised cannot exceed ten years from the date of grant. If a consultant's association with the Company is terminated prior to the end of its agreed term, all unexercised, deferred and unpaid awards shall be canceled immediately, except in the event of the Consultant's death or disability. During Fiscal 2002, the Company granted 7,500 options under the Consultants Plan. As of October 31, 2004, 7,500 options were outstanding under the Consultants Plan.

           Directors Plan.  The Company also has a Directors
           --------------
Plan. See "Directors Compensation" above, and Proposal No. 3 below.

           Profit Sharing Plan. The Company has a qualified
           -------------------
401(k) Profit Sharing Plan. For fiscal years ended before November 1, 2000, the 401(k) Plan allowed eligible employees to contribute up to 15 percent (15%) of income through Company contributions and a salary reduction mechanism. Company contributions to the 401(k) Plan are optional and accrue at the discretion of the Board of Directors. Effective November 1, 2000, the Company amended the 401(k) Plan to provide a matching component under the 401(k) Plan of up to five percent (5%) of each eligible employee's compensation. In addition, the eligibility requirements were amended to provide that an employee is not eligible until completing twelve months', or one thousand hours, of employment, and may only enter the 401(k) Plan at specified entry dates.

           Net assets for the 401(k) Plan, as estimated by the Massachusetts Mutual Life Insurance Company which maintains such plan's records, were $2,809,037, $2,341,940, and $1,735,127, at
October 31, 2004, 2003, and 2002 respectively.

           Money Purchase Pension Plan.  In October 1991, the
           ---------------------------
Company adopted a Money Purchase Pension Plan, which has been qualified by the Internal Revenue Service. Under this Plan, for fiscal years ended before November 1, 2000, the Company was required to make an annual contribution to the Plan equal to ten percent (10%) of each eligible employee's compensation. Effective November 1, 2000, the Company amended the Plan to exclude highly compensated employees and to reduce the contribution to five percent (5%) of each eligible employee's compensation. In addition, the eligibility requirements were amended so that an employee is not eligible until completing twelve months', or one thousand hours, of employment, and may only enter the Pension Plan at specified entry dates.

           Net assets for the Money Purchase Pension Plan, as estimated by the Massachusetts Mutual Life Insurance Company which maintains such plan's records, were $1,231,078, $1,191,537, and $940,550, at October 31, 2004, 2003, and 2002,
respectively.

           For Fiscal 2004, 2003, and Fiscal 2002, the Company's retirement costs aggregated $238,000, $198,000, and $142,000, respectively.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

           Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own beneficially more than ten percent of the Company's outstanding common stock to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock and other securities of the Company on Forms 3, 4 and 5, and to furnish the Company with copies of all such forms they file. Based on a review of copies of such reports received by the Company, all of the Company's directors and officers timely filed all reports required with respect to Fiscal 2004 and Fiscal 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

           In November 1998, the Company acquired substantially all of the assets of Mildred Elley. The Company financed the acquisition through the issuance of the Debentures, with the Warrants attached, pursuant to a Securities Purchase Agreement (the "Securities Purchase Agreement"), with the Cahill, Warnock Entities. Pursuant to the Securities Purchase Agreement, the
Company: (i) issued and sold to the Cahill, Warnock Entities 8% Debentures due 2003 (the "Debentures"), dated October 28, 1998 (the "Purchase Closing Date"), in the aggregate principal amount of $4,000,000, (ii) issued and sold to the Cahill, Warnock Entities, as additional consideration for purchasing the Debentures, the Warrants to acquire an aggregate of 690,229.5 shares of the Company's Common Stock, which, on the Purchase Closing Date, constituted 20% of the Company's issued and outstanding common stock on a fully diluted basis, after giving effect to the transactions contemplated in the Securities Purchase Agreement and (iii) authorized the issuance and sale in the future to the Cahill, Warnock Entities of additional shares of the Company's Common Stock upon the Company's exercise of a put option, the terms and conditions of which are set forth in the Securities Purchase Agreement. The exercise price of the Warrants upon issuance was $1.40 per share of Common Stock, subject to certain antidilution adjustments set forth in the Warrants. On December 3, 1999, in exchange for the Cahill, Warnock Entities' consent, among other things, to subordinate the Debentures to certain financing the Company was seeking to obtain in connection with the implementation of the Company's strategic plan and pursuant to a Consent, Agreement and Amendment, dated as of December 3, 1999, among the Company and the Cahill, Warnock Entities, the Board of Directors of the Company approved a repricing of the Warrants to an exercise price of $1.125 per share of Common Stock, subject to the same antidilution adjustments referred to above. On October 1, 2002, the Company and the Cahill Warnock entities agreed to an extension of the maturity date of the Debentures from October 28, 2003 until February 1, 2004. Using a portion of the proceeds from the sale of MLP and the sale/leaseback of the Company's headquarters building, both of which occurred in Fiscal 2003, the Company prepaid the outstanding Debentures in the fourth quarter of Fiscal 2003. . A portion of the Warrants held by the Cahill, Warnock Entities expired at the end of Fiscal 2003. The Cahill Warnock Entities exercised its remaining 138,047 warrants outstanding in December 2004 (after the end of Fiscal 2004), resulting in additional paid-in capital to the Company of $155,303.

           Pursuant to the Investor Rights Agreement between the Company and the Cahill, Warnock Entities, the Company has agreed that so long as the Cahill, Warnock Entities own at least 50% of the Warrants (or if the Warrants have been exercised, the shares issuable pursuant thereto), the Cahill, Warnock Entities shall have the right to nominate two directors to the Board of Directors of the Company. David L. Warnock and Donald W. Hughes are the current directors who were nominated by the Cahill, Warnock Entities. Pursuant to the Investor Rights Agreement, the directors and executive officers have agreed, at each meeting of stockholders for the purpose of electing directors, to cast their eligible votes in favor of the nominees of the Cahill, Warnock Entities.

           As of January 2, 1997, the Company purchased all of the outstanding capital stock of BETA from the holders of such shares for a purchase price equal to (i) $130,000 in cash, (ii) $150,000 payable in promissory notes (the "Notes"), bearing interest at the rate of 8.25% and maturing on January 2, 1999, and (iii) 150,000 shares of the Company's Common Stock. The Notes were paid in December 1998. Michael D. Beck, Vice President and Director of the Company and President and Chief Executive Officer of BETA, Connie Beck, Mr. Beck's wife, and Amanda Beck, Mr. Beck's daughter, were the shareholders of BETA at the time of its acquisition. Pursuant to the Stock Purchase Agreement, Mr. Beck had the option to repurchase all of the outstanding capital stock of BETA from the Company for a period of six years from the Agreement Date. This option expired unexercised on January 2, 2003.

           In November 1998, the Company purchased substantially all of the assets of Mildred Elley for an aggregate purchase price of $3,000,000, paid a portion in cash and the balance with a five-year promissory note. Simultaneous with the closing of such purchase, the Company's subsidiary entered into an employment agreement with Faith Takes, pursuant to which Ms. Takes agreed to remain as the President and Chief Executive Officer of the Company's post-secondary proprietary schools division. Effective June 3, 2003, the Company completed the disposition of the proprietary school business, and sold Mildred Elley to its current president and former owner. At closing, the Company received $50,000 in cash proceeds from the sale. In addition it will receive 25% of the proceeds from the sale or refinancing of the schools to a third party, which must take place within seven years from the date of closing.
Substantially all the assets and liabilities on the balance sheet were acquired by the purchaser, and all pending litigations with the previous owner of the school were settled.

           One of the Company's directors, Steven R. Berger, through September 30, 2002, was a partner in Salans, which acted as special securities counsel to the Company. The Company paid legal fees of $58,043 to Salans for Fiscal 2002. As of October 1, 2002, Mr. Berger became a shareholder in Vedder, Price, Kaufman & Kammholz, P.C. The Company has retained Vedder, Price, Kaufman & Kammholz, P.C. as its special securities counsel, and the Company paid an aggregate of $83,082 and $59,351in legal fees to Vedder Price in Fiscal 2003 and Fiscal 2004, respectively.

                          PROPOSAL NO. 2

    APPROVAL OF THE AMENDMENT TO THE 2000 STOCK INCENTIVE PLAN

          MANAGEMENT RECOMMENDS THAT YOU VOTE TO APPROVE
          THE AMENDMENT TO THE 2000 STOCK INCENTIVE PLAN.

           At the Meeting, the stockholders will be asked to approve an amendment to the Company's 2000 Plan which increases the number of shares of the Company's Common Stock eligible for awards, as described below. Acting on the recommendation of the Compensation Committee, the Board of Directors unanimously recommends approval of the amendment to the 2000 Plan.

           The Board of Directors of the Company adopted the 2000 Plan in February 2000. The stockholders of the Company approved the 2000 Plan at the Company's Annual Meeting of Stockholders held on March 31, 2000. Under the 2000 Plan, options or other stock awards with respect to up to 300,000 shares of the Company's Common Stock may be granted to employees, officers, directors and consultants of the Company. As of October 31, 2004, options to purchase up to an aggregate of 164,300 shares were outstanding under the 2000 Plan. Since October 31, 2004, the Company has awarded an aggregate of 146,000 stock option grants as follows: 50,000 options were awarded to the key employees of AEC, acquired by the Company in January 2005;
56,000 options were awarded to key employees of the Company pursuant to the Compensation Committee's annual review of all employees of the Company in January 2005; and 40,000 options were awarded to Ms. Cheevers upon commencement of her employment by the Company in February 2005. Consequently, as of March 24, 2005, options to purchase an aggregate of 310,300 shares were outstanding under the 2000 Plan, leaving only 24,300 shares eligible for future awards under the 2000 Plan.

           The purposes of the 2000 Plan is to aid the Company in attracting, retaining and motivating officers, key employees, consultants and management directors by providing them with incentives to make significant contributions to the growth and profitability of the Company. The 2000 Plan is designed to accomplish this goal by giving participants a proprietary interest in the success of the Company through the grant of stock incentive compensation. The 2000 Plan terminates ten years from its date of effectiveness, or in March 2010. The number of shares authorized for issuance thereunder was originally 300,000 plus such additional number of shares as becomes available under the 1991 Plan and 2000 Plan by reason of the forfeiture of awards granted thereunder or their cancellation or expiration without exercise. Shares related to awards (or portions thereof) under the 2000 Plan awards, or are settled in cash in lieu of shares or in any other manner such that shares covered by an award are not and will not be issued, will be restored to the total number of shares available for issuance pursuant to awards granted under the 2000 Plan.

           With only 24,300 shares currently remaining eligible for awards under the 2000 Plan and with five years remaining in the term of the 2000 Plan, the Company will be severely limited in its ability to attract and retain its officers and key employees necessary for the continued growth of the Company. Accordingly, the Board of Directors has approved a proposal to increase the number of shares eligible for future awards under the Plan by 200,000 shares, and the Board of Directors unanimously recommends that the stockholders approve an amendment to the 2000 Plan to increase by 200,000 shares the number of shares eligible to be issued thereunder.

           The 2000 Plan provides that, in the event of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, consolidation or similar event, proportional adjustments will be made in (a) the number of shares of the Company's Common Stock (i) reserved for issuance under the 2000 Plan, (ii) available for options or other awards and for issuance pursuant to options, or upon which SARs may be based, for individual participants, and (iii) covered by outstanding awards; (b) the prices related to outstanding awards; and (c) the appropriate fair market value and other price determinations for such awards. In addition, equitable adjustments will be made in the event of any other change affecting the Company's Common Stock or any distribution (other than normal cash dividends) to stockholders of the Company.

           Officers, key employees, consultants and directors who are also officers or employees of the Company or its subsidiaries or who have been designated by the Board of Directors of the Company as eligible to receive awards under the 2000 Plan, are eligible to participate in the 2000 Plan. Key employees are those employees who hold positions of responsibility and/or whose performance, in the judgment of the Committee, can have a significant effect on the growth and profitability of the Company. The number of persons who are currently eligible to participate in the 2000 Plan is approximately 58.

           The 2000 Plan provides that it shall be administered by a Committee designated by the Board of Directors (the "Committee"), consisting of at least two directors who are not officers or employees of the Company or any of its subsidiaries. The Committee has the sole authority, among other things, to: grant awards; determine the terms, conditions and limitations of awards (including any applicable performance criteria); establish rules, procedures, regulations and guidelines relating to the 2000 Plan generally; and to interpret the 2000 Plan and award agreements entered into pursuant to the Plan.

           Generally, a 2000 Plan participant may exercise or receive payment of an award only while employed by our associated with the Company or a subsidiary of the Company, except that, under some circumstances, and subject to restrictions and limitations imposed by the Committee, the Committee may permit exercise by, or payment to, participants who have retired or become disabled, or who otherwise have had their employment by or association with the Company or a subsidiary thereof terminated, the estate, heirs or beneficiaries of the deceased participant may, subject to restrictions and limitations imposed by the Committee, exercise or receive payment in respect of awards held by the participant at the time of death. In general, awards granted under the 2000 Plan are not assignable or transferable by a participant, except under the limited circumstances contemplated by the 2000 Plan.

           The exercise price of an option granted under the 2000 Plan will be not less than the fair market value of the Company's Common Stock on the date of grant, as defined in the 2000 Plan. (The closing price of a share of the Company's
Common Stock was $3.10 on March 23, 2005, as reported on the Nasdaq Electronic Bulletin Board.) The exercise price of an option must be paid in full in cash, or arrangements, satisfactory to the Committee, for payment in full in cash made, at the time of exercise, or, if permitted by the Committee, may be paid in whole or in part by (a) tendering shares of Common Stock or surrendering another award granted under the Plan or another benefit plan of the Company, (b) delivering a promissory note issued by the participant to the Company pursuant to terms and conditions determined by the Committee, or (c) any other means acceptable to the Committee. In order to enable the Company to satisfy any tax payment obligations resulting from any exercise of, or other payment on, an award under the Plan, the Company has the right, among other things, to withhold an appropriate amount from such payment or to withhold an appropriate number of shares of the Company's Common Stock receivable by the participant, for payment thereof.

           The 2000 Plan may not, without the approval of the stockholders as set forth therein, be amended to (i) increase materially the aggregate number of shares of the Company's Common Stock that may be issued under the 2000 Plan (except for adjustments pursuant to the 2000 Plan in connection with a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, consolidation or similar event, as described above), (ii) increase the aggregate number of shares that may be issued to any individual participant during any fiscal-year period pursuant to options, or which are used as a basis of SARs, granted under the 2000 Plan, or (iii) modify materially the eligibility requirements of the 2000 Plan. The 2000 Plan may not be changed in such a way as to alter, impair, amend, modify, suspend or terminate any rights of a participant or any obligations of the Company under any award theretofore granted in any manner adverse to such participant without the consent of such participant. Except for the proposed amendment to increase the number of shares eligible for awards under the 2000 Plan, the terms of the 2000 Plan shall continue to remain in full force and effect without any further modifications.

FEDERAL INCOME TAX CONSEQUENCES

           Under current Federal tax laws and regulations and judicial interpretations thereof, which are subject to change at any time, the following are the Federal income tax consequences generally arising with respect to awards granted under the 2000 Plan. The grant of a stock option or SAR will create no tax consequences for the participant or the Company. The participant will have no taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply), and the Company will not receive a deduction when an incentive stock option is exercised. Upon exercising a SAR or a non-qualified stock option, the participant must recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the stock on the exercise date. At such time, the Company will receive a deduction for the same amount (assuming the applicable requirements of Section 162(m) of the Internal Revenue Code have been met).

           With respect to other awards granted under the 2000 Plan that are settled in cash or stock that is either transferable or not subject to a substantial risk of forfeiture, the participant must recognize ordinary income in an amount equal to the cash or the fair market value of the shares received, when received. The Company will receive a deduction for the same amount, provided that, at the time the income is recognized, the participant either is not a covered employee or does not have total compensation in excess of $1,000,000 for the year of recognition (other than compensation that otherwise meets the requirements of Section 162(m) of the internal Revenue
Code). With respect to other awards granted under the 2000 Plan that are settled in stock that is subject to restrictions as to transferability and subject to a substantial risk of forfeiture, the participant must recognize ordinary income in an amount equal to the fair market value of the shares received on the date the shares first become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. At such time, the Company will receive a deduction for the same amount, subject to the proviso set forth above in this paragraph.

           The tax treatment upon disposition of shares acquired under the 2000 Plan will depend on how long the shares have been held. In the case of shares acquired through exercise of a stock option, the tax treatment will also depend on whether or not the shares were acquired by exercising an incentive stock option. There will be no tax consequences to the Company upon the disposition of shares acquired under the 2000 Plan except that the Company may receive a deduction in the case of the disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding period has been satisfied.

RECOMMENDATION

           The Board of Directors of the Company believes that it is in the best interests of the Company and its stockholders, in the current competitive business environment, that the amendment to the 2000 Plan be approved, so that the Company can continue to attract, retain and motivate key employees to make significant contributions to the Company Approval requires the affirmative vote of a majority of the votes cast at the meeting, in person or by proxy, on such proposal, provided that the total vote cast represents over 50% of all shares entitled to vote on the proposal.

            MANAGEMENT RECOMMENDS THAT YOU VOTE TO APPROVE THE
AMENDMENT TO THE 2000 PLAN.

                          PROPOSAL NO. 3

      APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED
                   DIRECTORS STOCK OPTION PLAN

              MANAGEMENT RECOMMENDS THAT YOU VOTE TO
             APPROVE THE AMENDMENT TO THE AMENDED AND
               RESTATED DIRECTORS STOCK OPTION PLAN.

           At the Meeting, the stockholders will be asked to approve the adoption of an amendment to the Company's Amended and Restated Directors Stock Option Plan (the "Directors Plan"), as described below. The Board of Directors of the Company adopted the Directors Plan in February 1996 in order to aid the Company in attracting, retaining and motivating independent directors, which Directors Plan was approved by the stockholders of the Company on March 29, 1996. The Directors Plan initially authorized awards up to an aggregate of 25,000 shares of Common Stock. In February 2000, the Board of Directors approved an amendment to the Directors Plan increasing to 75,000 the number of shares which may be the subject of stock options under the Directors Plan. The stockholders of the Company approved such amendment at the Annual Meeting of Stockholders on March 31, 2000. Under the Directors Plan, non-qualified stock options to purchase up to 75,000 shares of Common Stock may be granted to non-employee directors of the Company, which options are granted automatically at the times and in the manner stated in the Directors Plan. As of March 24, 2005, an aggregate of 66,875 options were outstanding under the Directors Plan, and 5,000 options had been previously exercised. Accordingly, there are only 3,125 shares of Common Stock which remain eligible for stock option awards under the Directors Plan. The Directors Plan expires by its terms in March 2006.

           The Board of Directors has approved the adoption of an amendment to the Directors Plan, and unanimously recommends that the stockholders vote to approve the adoption of the amendment to Directors Plan for the reasons set forth below.

           The amendment to the Directors Plan proposed by the
Company: (i) increases by 75,000 shares the number of shares eligible for awards thereunder, and (ii) extends the expiration date of the Directors Plan from March 2006 until April 30, 2010.

GENERAL TERMS

           The purposes of the Directors Plan is to assist the Company in attracting, retaining and motivating qualified non-management directors by providing them with incentives to make significant contributions to the growth and profitability of the Company. The Directors Plan is designed to accomplish this goal by giving participants a proprietary interest in the success of the Company through the grant of stock incentive compensation. Non-management directors of the Company receive no compensation, other than the options pursuant to the Directors Plan for services in such capacity.

           Under the Directors Plan, non-qualified stock options to purchase shares of the Company's Common Stock are granted automatically to non-management directors at the times specified in the Plan. Generally, a non-management director will receive an initial grant of options to purchase 5,000 shares of the Company's Common Stock on the date on which such non-management director is elected to the Board of Directors and becomes eligible to participate in the Directors Plan. Thereafter, so long as such non-management director remains eligible to participate in the Directors Plan, such director will receive an annual grant, on the date of the Annual Meeting of Stockholders at which such director is re-elected to the Board of Directors, to purchase 2,500 shares of the Company's Common Stock. The exercise price of stock options granted under the Directors Plan is the fair market value of the Company's Common Stock on the date of grant. The options become exercisable after the first anniversary of the date of grant and the term of the option cannot exceed ten years. The exercise price at which shares of the Company's Common Stock may be purchased upon exercise of an option must be paid in full in cash at the time of exercise or by (i) tendering shares of the Company's Common Stock or surrendering another stock option, or (ii) any other means acceptable to the Board of Directors.

           The Directors Plan provides that, in the event of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, consolidation or similar event, proportional adjustments will be made in (a) the number of shares of the Company's Common Stock (i) reserved for issuance under the Directors Plan, (ii) available for options or other awards and for issuance pursuant to options, or upon which SARs may be based, for individual participants, and (iii) covered by outstanding awards; (b) the prices related to outstanding awards; and (c) the appropriate fair market value and other price determinations for such awards. In addition, equitable adjustments will be made in the event of any other change affecting the Company's Common Stock or any distribution (other than normal cash dividends) to stockholders of the Company.

           If a non-management director's association with the Company terminates for any reason, any unexercised stock option (or portion thereof) shall, to the extent it is exercisable pursuant to the terms of such option on the date of termination, remain exercisable for a period of three months following the date of termination or until the stated expiration of the stock option, if earlier. The disinterested members of the Board of Directors may, in their sole discretion, extend such three-month period but not beyond the stated expiration of the stock option. If a participant dies, or ceases to be associated with the Company because such participant (i) is disabled, (ii) retires at age 62 or thereafter, or (iii) assumes a position with a governmental, charitable or educational agency or institution, any stock option granted under the Directors Plan then held by such participant shall become fully exercisable as of the date on which such participant dies or ceases to be associated with the Company, and shall be exercisable through the expiration date specified in the applicable option agreement.

           Stock options granted under the Directors Plan shall be subject to acceleration of exercisability in the event of a change in control of the Company, as provided in agreements between the Company and certain of its officers and directors which provide for certain protections and benefits in the event of a change in control (as defined in such agreements) or as shall be provided in the applicable option agreements.

           The Board of Directors of the Company administers the Directors Plan but has no discretion regarding the grant, amount, timing, terms and conditions of stock options granted under either such Plan. The Board of Directors may amend, modify, suspend or terminate the Directors Plan for the purpose of meeting or addressing any changes in any applicable tax, securities or other laws, rules or regulations. The Directors Plan may not, without the approval of the stockholders, as set forth therein, be amended to (i) increase materially the aggregate number of shares of the Company's Common Stock that may be issued under the Directors Plan (except for automatic adjustments as described above and in the Directors Plan), (ii) materially increase the benefits accruing to participants, or
(iii) modify materially the eligibility requirements for participation in the Directors Plan.

FEDERAL INCOME TAX CONSEQUENCES

           The Federal income tax consequences to the participants and the Company of the issuance and exercise of stock options that may be granted pursuant to the Directors Plan are the same as for the issuance and exercise of stock options that may be granted under the 2000 Plan. See Proposal No. 2 above.

RECOMMENDATION

           The Board of Directors of the Company believes that it is in the best interests of the Company and its stockholders to continue to offer the long-term incentives available under the Directors Plan to the non-management directors of the Company in order to attract, retain and motivate non-management directors. Approval requires the affirmative vote of a majority of the votes cast at the meeting, in person or by proxy, on such proposal, provided that the total vote cast represents over 50% of all shares entitled to vote on the proposal.

            MANAGEMENT RECOMMENDS THAT YOU VOTE TO APPROVE THE
AMENDMENT TO THE DIRECTORS PLAN.

                        INDEPENDENT AUDITORS

           The Audit Committee of the Board of Directors of the Company has engaged the firm of Lazar, Levine & Felix LLP ("Lazar") as its independent auditors for the 2005 fiscal year. Lazar has been serving the Company in this capacity since September 1995. A representative from Lazar will be present at the Meeting and will be given the opportunity to make a statement if the representative desires to do so. The representative is expected to be available to respond to appropriate questions.

           In Fiscal 2004 and Fiscal 2003, the Company incurred the following professional fees from Lazar:

           Audit Fees.  In Fiscal 2004 and Fiscal 2003, the
           ----------
Company incurred $62,283 and $85,042, respectively, in fees in connection with the audits of the Company's annual financial statements for the fiscal years ended October 31, 2004 and October 31, 2003, respectively, and for the reviews of the financial statements of the Company included in the Company's quarterly reports for such fiscal years.

           Audit-Related Fees.  In Fiscal 2003, the Company
           ------------------
incurred $12,100 in fees in connection with Lazar's audits of the Company's performance during Fiscal 2002 and Fiscal 2003 under a contract to provide assessment and scoring services for a particular state contract. Such audits were required by the state contract. In addition, the Company incurred $11,000 in Fiscal 2003 in fees for a separate Department of Education audit required for Mildred Elley, prior to the disposition of such division.

           Tax Fees.  The Company did not incur any fees to Lazar
           --------
in Fiscal 2004 or Fiscal 2003 for services related to tax compliance, tax planning, and reporting

           All Other Fees.  For all other services, the Company
           --------------
incurred an aggregate of $0 and $16,544, respectively, in fees to Lazar during the Fiscal 2004 and Fiscal 2003, respectively, for all non-audit services. These services were rendered principally in connection with the sale of the Company's post-secondary school division and instructional materials division which have been classified as discontinued operations.

           The Audit Committee believes that, on the basis of the relevant facts and circumstances pertaining to that firm's engagement by the Company, Lazar satisfies the requirements for independence from the Company.

           Audit Committee Pre-Approval of Audit Services and
           --------------------------------------------------
Permissible Non-Audit Services.  Consistent with Sarbanes-Oxley
------------------------------
and the SEC regulations promulgated thereunder, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services to be performed by the Company's independent accountants.

OTHER INFORMATION

           Accompanying this Proxy Statement and the notice of meeting which is the first page of this Proxy Statement is the Company's Proxy and Annual Report for its fiscal year ended
October 31, 2004.

PROPOSALS OF SECURITY HOLDERS

           Proposals of security holders intended to be presented at the next Annual Meeting must be received by the Company for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting no later than October 31, 2005.

                    AVAILABILITY OF ANNUAL REPORT

           COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB
FOR THE FISCAL YEAR ENDED OCTOBER 31, 2004, AS FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION, WILL BE PROVIDED FREE OF
CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST TO:

           Ms. Linda G. Straley, Vice President and Secretary,
              Touchstone Applied Science Associates, Inc.,
                             P.O. Box 382,
                        4 Hardscrabble Heights,
                       Brewster, New York 10509.

                                                     LINDA G. STRALEY
                                                     Vice President and
                                                     Secretary
Brewster, New York
March 31, 2005

                   [THIS PAGE INTENTIONALLY LEFT BLANK]

                TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.
            PROXY-Annual Meeting of Stockholders-April 29, 2005
                 PROXY SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned, a stockholder of TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC., a Delaware corporation (the
"Company"), does hereby appoint ANDREW L. SIMON and LINDA G. STRALEY, and each of them, the true and lawful attorneys and proxies, with full power of substitution, for and in the name, place and stead of the undersigned, to vote, as designated below, all of the shares of stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the headquarters of the Company at 4 Hardscrabble Heights, Brewster, New York 10509, on April 29, 2005, at 10:00 a.m., local time, and at any adjournment or adjournments thereof.


        Please mark
[X]     votes as in
        this example

   UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED IN ACCORDANCE
           WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

1.   Election of Directors

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES.

     Nominees: Michael D. Beck, Steven R. Berger, Donald W. Hughes,
               Chris L. Nguyen, Andrew L. Simon, Linda G. Straley, Thomas G. Struzzieri, and David L. Warnock



                                         WITHHELD
                    FOR ALL   [  ]       FROM ALL  [  ]
                    NOMINEES             NOMINEES


     For, except vote withheld from the following nominee(s):

     [ ] ____________________________________________________


2.   To vote to approve the amendment to the Company's 2000 Stock
     Incentive Plan to increase the number of authorized shares eligible for awards thereunder.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL.


     FOR   [ ]            AGAINST   [ ]            ABSTAIN   [ ]

3. To vote to approve the amendment to the Company's Amended and Restated Directors Stock Option Plan to extend the term of the plan and to increase the number of authorized shares eligible for awards thereunder.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL.


     FOR   [ ]            AGAINST   [ ]            ABSTAIN   [ ]

4. To vote with discretionary authority with respect to all other matters which may come before the meeting.

The undersigned hereby revokes any proxy or proxies heretofore given and ratifies and confirms all that the proxies appointed hereby, or either one of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. Both of said proxies or their substitutes who shall be present and act at the meeting, or if only one is present and acts, then that one, shall have and may exercise all of the powers hereby granted to such proxies. The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated March 31, 2005, and a copy of the Annual Report for the fiscal year ended October 31, 2004.


[  ]  MARK HERE FOR ADDRESS CHANGE AND INDICATE CHANGE:



Signature:                                             Date
           ----------------------------------------         -----------------

Signature:                                             Date
           ----------------------------------------         -----------------


NOTE: Your signature should appear the same as your name appears hereon. In signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope and mailed in the United States.